EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-158201 and No. 333-225950) on Form S-8 of Oak Valley Bancorp of our report dated March 31, 2025, relating to the consolidated financial statements of Oak Valley Bancorp this Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K of Oak Valley Bancorp for the year ended December 31, 2024.

/s/ RSM US LLP

Dallas, Texas

March 31, 2025